Exhibit 99.1

ADIENT

PRESS RELEASE

Nov. 8, 2023

# Adient reports fourth quarter and full-year 2023 financial results; Successfully delivers on the company's FY2023 financial commitments

- Q4 GAAP net income and EPS diluted of $135M and $1.42, respectively; Q4 Adj.-EPS diluted of $0.51
- Q4 Adj.-EBITDA of $235M, up $8M y-o-y
- Gross debt and net debt totaled ~$2.5B and ~$1.4B, respectively, at September 30, 2023; cash and cash equivalents of $1.1B at September 30, 2023
- Positive momentum is expected to continue in FY24 – driving further expansion of earnings and margin
- Separately, Adient announced leadership changes, including President and CEO Doug Del Grosso's election to retire effective Dec. 31, 2023 (click here for the full release)

## FOURTH QUARTER 2023 FINANCIAL RESULTS

| | REVENUE | EBIT | NET INCOME attributable to Adient | EPS DILUTED |
|---|---|---|---|---|
| **AS REPORTED** | **$3,729M** | **$140M** | **$135M** | **$1.42** |
| vs. Q4 22 | 2% | 1% | NM | NM |
| | ADJ. EBIT | ADJ. EBITDA | ADJ. NET INCOME attributable to Adient | ADJ. EPS DILUTED |
| **AS ADJUSTED** | **$150M** | **$235M** | **$48M** | **$0.51** |
| vs. Q4 22 | 4% | 4% | (6)% | (4)% |

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

## FULL-YEAR 2023 FINANCIAL RESULTS

| | REVENUE | EBIT | NET INCOME attributable to Adient | EPS DILUTED |
|---|---|---|---|---|
| **AS REPORTED** | **$15,395M** | **$523M** | **$205M** | **$2.15** |
| vs. FY 2022 | 9% | NM | NM | NM |
| | ADJ. EBIT | ADJ. EBITDA | ADJ. NET INCOME attributable to Adient | ADJ. EPS DILUTED |
| **AS ADJUSTED** | **$614M** | **$938M** | **$205M** | **$2.15** |
| vs. FY 2022 | 76% | 39% | NM | NM |

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP
NM - Not a meaningful comparison

*"Adient's continued focus on operational excellence, coupled with significant new business wins and strong financial performance, contributed to a successful FY23. Our improved financial performance builds on our solid foundation, positioning the company to drive additional value to stakeholders in FY24."*

*— Doug Del Grosso, President and Chief Executive Officer*

## DELIVERING ON OUR COMMITMENTS

Entering FY23, Adient was committed to driving the business forward and delivering y-o-y earnings, margin and FCF growth. Remaining focused on executing the company's strategy enabled achievement of the FY23 goals, as continued business performance and lessening supply chain disruptions more than offset inflationary cost impacts. For the year, Adient's Adj.-EBITDA totaled $938M, up $263M compared to FY22 (Adj.-EBITDA margin of 6.1%, up 130 bps compared to FY22). The strong results were primarily underpinned by a relentless focus on execution, operational excellence and improved vehicle production volumes. In addition, and to a lesser degree, a non-recurring insurance settlement provided an approximate $30M benefit to the year. Free cash flow (defined as cash provided by operating activities less capital expenditures) in FY23 totaled $415M, up $368M compared to FY22, primarily driven by strong y-o-y earnings growth.

## FOCUS ON CASH AND STRONG LIQUIDITY SUPPORTS BALANCED CAPITAL ALLOCATION STRATEGY

Underpinned by y-o-y earnings growth and a continued focus on cash management, Adient's cash and cash equivalents totaled $1.1B at Sept. 30, 2023 (total liquidity of $2.0B). Given the uncertainty of work stoppages at certain Adient customers (both the timing and magnitude of lost production), Adient executed actions to preserve cash and liquidity. In addition to Adient's strong cash and liquidity position providing flexibility and agility to navigate through temporary production disruptions, the transformed balance sheet has enabled Adient to execute its balanced capital allocation strategy (investing in the business, opportunistic debt repayment and share repurchases). During FY23, Adient applied $100M of cash on hand toward voluntary debt repayment. The voluntary debt reduction combined with improved earnings resulted in Adient's net leverage ratio decreasing to 1.5x at Sept. 30, 2023 – within the company's target range of 1.5x-2.0x. In addition, FY23 share repurchases totaled ~1.8M shares ($65M) leaving $535M available for future share repurchases under the current Board authorization. All repurchased shares were retired.

## CUSTOMER AND INDUSTRY AWARDS REINFORCE ADIENT'S COMMITMENT TO EXCELLENCE

Adient and its employees were recognized with approximately 60 awards from customers and the automotive industry in FY23. Highlights from the fourth quarter include: GM Supplier Excellence Awards, two JD Power awards -- Mass Market Truck/Van segment for the Ram 1500 and Mass Market Midsize/Large Car segment for the Chevy Malibu, the CIO 100 Award, Best in Class award from the Great Lakes Women's Business Council, Automotive News Champions of Diversity and Women Automotive Network Member of the Month recognition.

## ADIENT'S FOCUSED STRATEGY LEVERAGES A FIRM FOUNDATION TO DRIVE THE BUSINESS FORWARD

The accomplishments achieved in FY23, which include but are not limited to, significant program wins, high quality launches and improved financial performance enable Adient to enter FY24 from a position of strength. The positive momentum is expected to continue in FY24 – driving further expansion of earnings and margin. With a solid foundation in place and further improvements expected, Adient is well-positioned to drive increased value to the company's stakeholders.

*"The strength of Adient's financial improvement was built on a foundation of operational excellence and day-to-day performance. The improved financial results, including strong cash generation, supported a balanced return of capital to our shareholders."*
*— Jerome Dorlack, Executive Vice President and Chief Financial Officer*

## SEGMENT RESULTS (ADJUSTED EBITDA*)

| | Americas | | EMEA | | Asia | |
|---|---|---|---|---|---|---|
| | FY 2023 | FY 2022 | FY 2023 | FY 2022 | FY 2023 | FY 2022 |
| | **$336M** | $242M | **$232M** | $138M | **$464M** | $383M |
| | Q4 2023 | Q4 2022 | Q4 2023 | Q4 2022 | Q4 2023 | Q4 2022 |
| | **$100M** | $117M | **$48M** | $34M | **$113M** | $100M |

**Americas:** For the quarter, improved volume and mix (despite the impact of work stoppages at certain customers late in the quarter) and positive net material margin benefited results. These benefits were more than offset by the timing of commodity recoveries and customer launches, and the negative impact of currency movements between periods.

**EMEA:** For the quarter, the y-o-y increase was driven by improved business performance (primarily net material margin) and the positive impact of currency movements between periods. Partial offsets to these benefits included negative volume and mix, and the timing of commodity recoveries.

**Asia:** For the quarter, the y-o-y increase was driven by improved business performance (primarily net material margin and improved launch performance) and higher equity income (Q4FY22 equity income negatively impacted by the retroactive restructured pricing agreement between the Keiper joint venture partners). These benefits were partially offset by the negative impact of currency movements between periods.

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adj.-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations.

## CASH FLOW & BALANCE SHEET

| | Q4 2023 | Q4 2022 | FY 2023 | FY 2022 |
|---|---|---|---|---|
| OPERATING CASH FLOW | **$294M** | $236M | **$667M** | $274M |
| CAPITAL EXPENDITURES | **$(75)M** | $(57)M | **$(252)M** | $(227)M |
| FREE CASH FLOW | **$219M** | $179M | **$415M** | $47M |

| | 9/30/23 | 9/30/22 |
|---|---|---|
| CASH & CASH EQUIVALENTS | **$1,110M** | **$947M** |
| TOTAL DEBT | **$2,535M** | **$2,578M** |
| NET DEBT | **$1,425M** | **$1,631M** |

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP

## Q4 KEY OPERATING METRICS

| | | Q4 2023 | Q4 2022 | |
|---|---|---|---|---|
| SALES | CONSOLIDATED | **$3,729M** | $3,650M | Q4FY23 revenues driven primarily by favorable currency movements between periods and improved volumes. |
| SALES | UNCONSOLIDATED | **$1,030M** | $1,046M | Q4FY23 unconsolidated revenues were impacted by the negative effects of currency movements between periods. Adjusting for FX, unconsolidated revenues up ~3%. |
| | ADJUSTED EQUITY INCOME* | **$24M** | $21M | Q4FY23 equity income was modestly higher vs. last year – driven primarily by a prior period retroactive pricing agreement. |
| | ADJUSTED INTEREST EXPENSE* | **$46M** | $38M | Adjusted interest expense in line with internal expectations given the company's debt and cash position. |
| | ADJUSTED INCOME TAX EXPENSE* | **$31M** | $29M | Adjusted income tax expense in line with internal expectations given the geographic composition of the company's earnings and significant valuation allowances in certain tax jurisdictions. |

*On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures, refer to the appendix.

## LOOKING FORWARD — FY2024 OUTLOOK

| | |
|---|---|
| **Consolidated sales** | Unimpacted ~$15.6B-$15.7B* <br> ***~$125M known strike impact through 11/3*** |
| **Adj.-EBITDA** | Unimpacted ~$1,010M* <br> ***~$25M known strike impact through 11/3*** |
| **Equity income** (included in Adj.-EBITDA) | **~$70M** |
| **Interest expense** | **~$185M** <br> Memo: cash interest ~$195M |
| **Cash taxes** | **~$105M** |
| **Capital expenditures** | **~$310M** |
| **Free cash flow** | **~$300M** |

> Known strike impact to revenue and Adj.-EBITDA through November 3, 2023 of ~$125M and ~$25M, respectively. Adient to provide updates as FY24 progresses with regard to strike related sales and Adj.-EBITDA recovery
> Equity income reset to a new baseline - primarily driven by additional pricing agreement revisions between Keiper's JV partners (which benefits regional EBITDA) and timing of customer related activities (i.e., commercial and launch)
> Interest expense forecast at ~$185M based on the company's debt and cash position (cash interest expected at ~$195M)
> Cash taxes forecast at ~$105M
> Capital expenditures primarily driven by customer launch plans and intense focus on reusability where appropriate
> Free cash flow forecast at ~$300M

Adient expects earnings and margin growth in FY24 vs FY23 -- underpinned by continued improvement in business performance.

*Expected FY24 plan prior to strike related work stoppages.
Reconciliations of non-GAAP measures related to FY2024 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

## Adient progresses on its sustainability journey

Creating a sustainable future together

Diversity Equity Inclusion

### AWARD-WINNING SUSTAINABLE SEAT

ALTAIR
THE 2023 ALTAIR ENLIGHTEN AWARD
MBS
CAR

Adient, Toyota and Multimatic were jointly named 1st place winners of a 2023 Altair Enlighten Award in the "module lightweighting" category. The recognition was for the new ProX IsoDynamic Seat's unique back frame design. The Altair Enlighten Award honors advancements that successfully reduce carbon footprint, mitigate water and energy consumption and leverage material reuse and recycling efforts.

### NATURAL RESOURCES PROTECTION

We recognize the importance of the Earth's natural resources to the health of our planet. To highlight Adient's commitment to protecting these natural resources, we've launched a webpage that features forest and water commodities purchased, progress toward our goals and much more. Click here to view the Natural Resources page and learn more.

### ADIENT EXPANDS ITS CARBON EMISSION REDUCTION COMMITMENTS

Adient is dedicated to making environmental improvements that foster a sustainable future, supporting the Paris Agreement of 2015. We are reaffirming our near-term commitments, which include:

> A **75%** reduction in absolute **Scope 1** and **2** greenhouse gas emissions at our manufacturing plants by **2030**
> A **35%** reduction in **Scope 3** greenhouse gas emissions by **2030**
> A **100%** conversion to **renewable** electricity by **2035**

As we progress toward these near-term commitments, we have also set a longer-term target of achieving **carbon neutrality** at our manufacturing locations for **Scope 1 and 2** greenhouse gas emissions by **2040**. We are embedding sustainability into our core business processes of design, sourcing and manufacturing operations to meet the needs of our employees, customers and communities.

For more on what we do every day to make a difference, read our 2022 Sustainability Report.

Additional information about Adient's corporate sustainability efforts is available at the links above and on our website at https://www.adient.com/about-us/sustainability. However, we are not including the information contained on, or that can be accessed through, our website as part of, or incorporating it by reference into, this release.

## INVESTOR CONTACT

**Mark Oswald**
Vice President, Investor Relations
+1 734 254 3372
mark.a.oswald@adient.com

## MEDIA CONTACT

**Mary Kay Dodero**
Executive Director of Communications
+1 734 254 7704
mary.kay.dodero@adient.com

ADIENT

Adient (NYSE: ADNT) is a global leader in automotive seating. With 70,000+ employees in 29 countries, Adient operates more than 200 manufacturing/assembly plants worldwide. Adient produces and delivers automotive seating for all major OEMs. From complete seating systems to individual components, Adient's expertise spans every step of the automotive seat-making process. Adient's integrated, in-house skills allow it to take its products from research and design to engineering and manufacturing — and into millions of vehicles every year. For more information on Adient, please visit www.adient.com.

## Cautionary Statement Regarding Forward-Looking Statements:

Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient's expectations for its deleveraging activities, the timing, benefits and outcomes of those activities, as well as its future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, market position, outlook, targets, guidance or goals are forward-looking statements. Words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "should," "forecast," "project" or "plan" or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient's control, that could cause Adient's actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the Ukraine conflict and its impact on the regional and global economies and additional pressure on supply chains and vehicle production, the effects of local and national economic, credit and capital market conditions on the economy in general, and other risks and uncertainties, the continued financial and operational impacts of and uncertainties relating to the COVID-19 pandemic on Adient and its customers, suppliers, joint venture partners and other parties, work stoppages, including due to supply chain disruptions and similar events, energy and commodity availability and prices, the company's ability and timing of customer recoveries for increased input costs, the availability of raw materials and component products (including components required by our customers for the manufacture of vehicles (i.e., semiconductors)), whether deleveraging activities may yield additional value for shareholders at all or on the same or different terms as those described herein, the ability of Adient to execute its turnaround plan, automotive vehicle production levels, mix and schedules, as well as our concentration of exposure to certain automotive manufacturers, the ability of Adient to effectively launch new business at forecast and profitable levels, the ability of Adient to meet debt service requirements, the terms of future financing, the impact of tax reform legislation, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, general economic and business conditions, the strength of the U.S. or other economies, shifts in market shares among vehicles, vehicle segments or away from vehicles on which Adient has significant content, changes in consumer demand, global climate change and related emphasis on ESG matters by various stakeholders, the ability of Adient to achieve its ESG-related goals, currency exchange rates and cancellation of or changes to commercial arrangements, and the ability of Adient to identify, recruit and retain key leadership. A detailed discussion of risks related to Adient's business is included in the section entitled "Risk Factors" in Adient's Annual Report on Form 10-K for the fiscal year ended September 30, 2022 filed with the U.S. Securities and Exchange Commission (the "SEC") on November 22, 2022, and in subsequent reports filed with or furnished to the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document.

In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient's businesses. Such projections reflect various assumptions of Adient's management concerning the future performance of Adient's businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions, or the projections based thereon.

## Use of Non-GAAP Financial Information:

This document also contains non-GAAP financial information because Adient's management believes it may assist investors in evaluating Adient's on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Non-GAAP measures include Adjusted EBIT, Adjusted EBITDA, Adjusted net income, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow and Net debt. For further detail and reconciliations to their closest GAAP equivalents, please see the appendix. Reconciliations of non-GAAP measures related to FY2023 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

Appendix

Adient plc
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2023	2022	2023	2022
Net sales	$3,729	$3,650	$15,395	$14,121
Cost of sales	3,479	3,367	14,362	13,314
Gross profit	250	283	1,033	807
Selling, general and administrative expenses	127	159	554	598
Restructuring and impairment costs	10	5	40	25
Equity income (loss)	27	19	84	75
Earnings (loss) before interest and income taxes	140	138	523	259
Net financing charges	46	43	195	215
Other pension expense (income)	21	(4)	33	(10)
Income (loss) before income taxes	73	99	295	54
Income tax provision (benefit)	(84)	29	—	94
Net income (loss)	157	70	295	(40)
Income attributable to noncontrolling interests	22	25	90	80
Net income (loss) attributable to Adient	$135	$45	$205	$(120)

Diluted earnings (loss) per share	$1.42	$0.47	$2.15	$(1.27)

Shares outstanding at period end	93.7	94.9	93.7	94.9
Diluted weighted average shares	94.8	96.0	95.4	94.8

Appendix

Adient plc
Condensed Consolidated Statements of Financial Position
(Unaudited)

	September 30,
(in millions)	2023	2022
Assets
Cash and cash equivalents	$1,110	$947
Accounts receivable - net	1,874	1,852
Inventories	841	953
Other current assets	491	411
Current assets	4,316	4,163

Property, plant and equipment - net	1,382	1,377
Goodwill	2,094	2,057
Other intangible assets - net	408	467
Investments in partially-owned affiliates	303	286
Assets held for sale	7	11
Other noncurrent assets	914	797
Total assets	$9,424	$9,158

Liabilities and Shareholders' Equity
Short-term debt	$134	$14
Accounts payable and accrued expenses	2,926	2,818
Other current liabilities	678	669
Current liabilities	3,738	3,501

Long-term debt	2,401	2,564
Other noncurrent liabilities	682	673
Redeemable noncontrolling interests	57	45
Shareholders' equity attributable to Adient	2,228	2,073
Noncontrolling interests	318	302
Total liabilities and shareholders' equity	$9,424	$9,158

Appendix

Adient plc
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Operating Activities
Net income (loss) attributable to Adient	$135	$45	$205	$(120)
Income attributable to noncontrolling interests	22	25	90	80
Net income (loss)	157	70	295	(40)
Adjustments to reconcile net income (loss) to cash provided (used) by operating activities:
Depreciation	76	75	290	298
Amortization of intangibles	12	12	50	52
Pension and postretirement benefit expense (benefit)	22	(1)	38	(2)
Pension and postretirement contributions, net	(6)	1	(17)	(16)
Equity in earnings of partially-owned affiliates, net of dividends received	(7)	42	(34)	4
(Gain) on sale / impairment of nonconsolidated partially owned affiliate	—	2	6	10
Premium paid on repurchase of debt	—	4	7	38
Retrospective recoveries of Brazil indirect tax credits	—	(29)	—	(29)
Derivative loss on China Transactions	—	—	—	3
Deferred income taxes	(122)	—	(124)	5
Non-cash restructuring and impairment charges	—	2	—	14
Equity-based compensation	9	8	34	29
Other	(7)	3	(4)	17
Changes in assets and liabilities:
Receivables	186	(161)	16	(576)
Inventories	6	(36)	126	(62)
Other assets	58	(30)	(26)	32
Restructuring reserves	(8)	(8)	(53)	(57)
Accounts payable and accrued liabilities	(99)	259	34	542
Accrued income taxes	17	23	29	12
Cash provided (used) by operating activities	294	236	667	274
Investing Activities
Capital expenditures	(75)	(57)	(252)	(227)
Sale of property, plant and equipment	10	2	26	20
Settlement of derivatives	—	—	—	(30)
Acquisition of businesses, net of cash acquired	—	—	(6)	(19)
Business divestitures	—	—	5	740
Other	—	—	(2)	—
Cash provided (used) by investing activities	(65)	(55)	(229)	484
Financing Activities
Increase (decrease) in short-term debt	1	(6)	(1)	(14)
Increase (decrease) in long-term debt	—	—	1,002	—
Repayment of long-term debt	—	(99)	(1,104)	(987)
Debt financing costs	—	—	(23)	(1)
Share repurchases	—	—	(65)	—
Cash paid to acquire a noncontrolling interest	—	—	—	(153)
Dividends paid to noncontrolling interests	(10)	(4)	(67)	(106)
Other	(1)	—	(13)	(12)
Cash provided (used) by financing activities	(10)	(109)	(271)	(1,273)
Effect of exchange rate changes on cash and cash equivalents	(17)	(17)	(4)	(59)
Increase (decrease) in cash and cash equivalents	$202	$55	$163	$(574)

Appendix

Footnotes
1. Segment Results

Adient manages its business on a geographic basis and operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia").

Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker.

Financial information relating to Adient's reportable segments is as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Net Sales
Americas	$1,835	$1,790	$7,220	$6,557
EMEA	1,174	1,101	5,195	4,764
Asia	748	792	3,085	2,926
Eliminations	(28)	(33)	(105)	(126)
Total net sales	$3,729	$3,650	$15,395	$14,121

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Adjusted EBITDA
Americas	$100	$117	$336	$242
EMEA	48	34	232	138
Asia	113	100	464	383
Corporate-related costs (1)	(26)	(24)	(94)	(88)
Restructuring and impairment costs (2)	(10)	(5)	(40)	(25)
Purchase accounting amortization (3)	(13)	(13)	(52)	(54)
Restructuring related activities (4)	8	(1)	2	(6)
Stock based compensation	(9)	(8)	(34)	(29)
Depreciation	(76)	(75)	(290)	(298)
Other items (5)	5	13	(1)	(4)
Earnings (loss) before interest and income taxes	140	138	523	259
Net financing charges	(46)	(43)	(195)	(215)
Other pension income (expense)	(21)	4	(33)	10
Income (loss) before income taxes	$73	$99	$295	$54

Refer to the Footnote Addendum for footnote explanations.

Appendix

2. Earnings Per Share

The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions, except per share data)	2023	2022	2023	2022
Income available to shareholders
Net income (loss) attributable to Adient	$135	$45	$205	$(120)

Weighted average shares outstanding
Basic weighted average shares outstanding	93.7	94.8	94.5	94.8
Effect of dilutive securities:
Stock options, unvested restricted stock and unvested performance share awards	1.1	1.2	0.9	—
Diluted weighted average shares outstanding	94.8	96.0	95.4	94.8

Potentially dilutive securities whose effect would have been antidilutive are excluded from the computation of diluted earnings per share, which for the twelve months ended September 30, 2022 is a result of being in a loss position.

Appendix

3. Non-GAAP Measures

Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted interest expense, Free cash flow, Net debt, and Net leverage ratio as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations.

•	Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales.
•	Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate-related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. Adjusted EBITDA excluding adjusted equity income, each as defined herein, is also presented.
•	Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits.
•	Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes.
•	Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares.
•	Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income.
•	Adjusted interest expense is defined as net financing charges excluding unusual or one-time items impacting interest expense.
•	Free cash flow is defined as cash provided by operating activities less capital expenditures.
•	Net debt is calculated as gross debt (short-term and long-term) less cash and cash equivalents.
•	Net leverage ratio is calculated as net debt divided by LTM Adjusted EBITDA

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Three Months Ended September 30,
	2023			2022
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$3,729	$—	$3,729	$3,650	$—	$3,650
Cost of sales (6)	3,479	—	3,479	3,367	29	3,396
Gross profit	250	—	250	283	(29)	254
Selling, general and administrative expenses (7)	127	(3)	124	159	(28)	131
Restructuring and impairment costs (2)	10	(10)	—	5	(5)	—
Equity income (loss) (8)	27	(3)	24	19	2	21
Earnings (loss) before interest and income taxes (EBIT)	140	10	150	138	6	144

Memo accounts:
Depreciation			76			75
Equity based compensation costs			9			8
Adjusted EBITDA			$235			$227

Net financing charges (9)	46	—	46	43	(5)	38
Other pension expense (income) (10)	21	(19)	2	(4)	3	(1)
Income (loss) before income taxes	73	29	102	99	8	107
Income tax provision (benefit) (11)	(84)	115	31	29	—	29
Net income (loss) attributable to Adient	135	(87)	48	45	6	51
Diluted earnings (loss) per share	1.42	(0.91)	0.51	0.47	0.06	0.53
Diluted weighted average shares	94.8	—	94.8	96.0	—	96.0

Appendix

Summarized Income Statement Information
(Refer to the Footnote Addendum for footnote explanations and details of reconciling items between GAAP results and Adjusted results)

	Twelve Months Ended September 30,
	2023			2022
(in millions, except per share data)	GAAP Results	Adj.	Adjusted Results	GAAP Results	Adj.	Adjusted Results
Net sales	$15,395	$—	$15,395	$14,121	$—	$14,121
Cost of sales (6)	14,362	(2)	14,360	13,314	26	13,340
Gross profit	1,033	2	1,035	807	(26)	781
Selling, general and administrative expenses (7)	554	(43)	511	598	(77)	521
Restructuring and impairment costs (2)	40	(40)	—	25	(25)	—
Equity income (loss) (8)	84	6	90	75	13	88
Earnings (loss) before interest and income taxes (EBIT)	523	91	614	259	89	348

Memo accounts:
Depreciation			290			298
Equity based compensation costs			34			29
Adjusted EBITDA			$938			$675

Net financing charges (9)	195	(11)	184	215	(52)	163
Other pension expense (income) (10)	33	(27)	6	(10)	6	(4)
Income (loss) before income taxes	295	129	424	54	135	189
Income tax provision (benefit) (11)	—	123	123	94	(3)	91
Net income (loss) attributable to Adient	205	—	205	(120)	131	11
Diluted earnings (loss) per share	2.15	—	2.15	(1.27)	1.38	0.11
Diluted weighted average shares	95.4	—	95.4	94.8	1.0	95.8

Appendix

Segment Performance:

	Three months ended September 30, 2023
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,835	$1,174	$748	$(28)	$3,729

Adjusted EBITDA	$100	$48	$113	$(26)	$235

Adjusted EBITDA margin	5.4%	4.1%	15.1%	N/A	6.3%

	Three months ended September 30, 2022
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$1,790	$1,101	$792	$(33)	$3,650

Adjusted EBITDA	$117	$34	$100	$(24)	$227

Adjusted EBITDA margin	6.5%	3.1%	12.6%	N/A	6.2%

	Twelve months ended September 30, 2023
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$7,220	$5,195	$3,085	$(105)	$15,395

Adjusted EBITDA	$336	$232	$464	$(94)	$938

Adjusted EBITDA margin	4.7%	4.5%	15.0%	N/A	6.1%

	Twelve months ended September 30, 2022
	Americas	EMEA	Asia	Corporate/Eliminations	Consolidated

Net sales	$6,557	$4,764	$2,926	$(126)	$14,121

Adjusted EBITDA	$242	$138	$383	$(88)	$675

Adjusted EBITDA margin	3.7%	2.9%	13.1%	N/A	4.8%

The following table presents adjusted EBITDA excluding adjusted equity income:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Adjusted EBITDA	$235	$227	$938	$675

Less: Adjusted equity income	24	21	90	88

Adjusted EBITDA excluding adjusted equity income	$211	$206	$848	$587
% of Sales	5.8%	5.6%	6.0%	4.2%

Appendix

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended September 30,
	2023			2022
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$73	$(84)	* nm	$99	$29	29.3%
Adjustments (11)	29	115	* nm	8	—	—%
As adjusted	$102	$31	30.4%	$107	$29	27.1%

	Twelve Months Ended September 30,
	2023			2022
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	295	$—	—%	$54	$94	* nm
Adjustments (11)	129	123	95.3%	135	(3)	(2.2)%
As adjusted	$424	$123	29.0%	$189	$91	48.1%

* Measure not meaningful.

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Net income (loss) attributable to Adient	$135	$45	$205	$(120)
Restructuring and impairment costs (2)	10	5	40	25
Purchase accounting amortization (3)	13	13	52	54
Restructuring related activities (4)	(8)	1	(2)	6
Pension mark-to-market and settlement (gain) loss (10)	19	(3)	27	(6)
Write off of deferred financing charges upon repurchase of debt (9)	—	1	4	8
Derivative loss on China transactions (9)	—	—	—	3
Foreign exchange loss on intercompany loan in Russia (9)	—	—	—	3
Premium paid on repurchase of debt (9)	—	4	7	38
Other items (5)	(5)	(13)	1	4
Impact of adjustments on noncontrolling interests (12)	(1)	(2)	(6)	(7)
Tax impact of above adjustments and other tax items (11)	(115)	—	(123)	3
Adjusted net income (loss) attributable to Adient	$48	$51	$205	$11

Refer to the Footnote Addendum for footnote explanations

Appendix

The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share:

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2023	2022	2023	2022
Diluted earnings (loss) per share as reported	$1.42	$0.47	$2.15	$(1.27)
Restructuring and impairment costs (2)	0.11	0.05	0.42	0.26
Purchase accounting amortization (3)	0.14	0.14	0.55	0.58
Restructuring related activities (4)	(0.08)	0.01	(0.02)	0.06
Pension mark-to-market and settlement gain/loss (10)	0.20	(0.03)	0.28	(0.06)
Write off of deferred financing charges upon repurchase of debt (9)	—	0.01	0.04	0.08
Derivative loss on China transactions (9)	—	—	—	0.03
Foreign exchange (gain) loss on intercompany loan in Russia (9)	—	—	—	0.03
Premium paid on repurchase of debt (9)	—	0.04	0.07	0.40
Other items (5)	(0.05)	(0.14)	0.01	0.04
Impact of adjustments on noncontrolling interests (12)	(0.01)	(0.02)	(0.06)	(0.07)
Tax impact of above adjustments and other tax items (11)	(1.22)	—	(1.29)	0.03
Adjusted diluted earnings (loss) per share	$0.51	$0.53	$2.15	$0.11

The following table presents calculations of net debt and net leverage ratio:

	September 30,
(in millions)	2023	2022
Cash	$1,110	$947
Total debt	2,535	2,578
Net debt	$1,425	$1,631
LTM Adjusted EBITDA	$938	$675
Net leverage ratio	1.52	2.42

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Operating cash flow	$294	$236	$667	$274
Capital expenditures	(75)	(57)	(252)	(227)
Free cash flow	$219	$179	$415	$47

Appendix

The following table reconciles adjusted EBITDA to Free cash flow:

	FY23		FY22
(in millions)	Q4	YTD	Q4	YTD
Adjusted EBITDA excluding adjusted equity income	$211	$848	$206	$587
Dividends received from nonconsolidated partially-owned affiliates	20	56	62	89
Restructuring (cash)	(11)	(60)	(9)	(57)
Net Customer Tooling	(7)	(47)	32	(4)
Trade Working Capital (Net AR/AP + Inventory)	58	37	(15)	(21)
Accrued Compensation	16	57	2	(43)
Interest paid	(38)	(145)	(58)	(192)
Tax refund/taxes paid	(20)	(94)	(14)	(77)
Non-income related taxes (VAT)	9	4	—	33
Commercial settlements	51	87	31	(35)
Capitalized engineering	(8)	(33)	(4)	29
Prepaids	32	(9)	22	15
Other	(19)	(34)	(19)	(50)
Operating cash flow	294	667	236	274
Capital expenditures	(75)	(252)	(57)	(227)
Free cash flow	$219	$415	$179	$47

Appendix

Footnote Addendum

(1) Corporate-related costs not allocated to the segments include executive office, communications, corporate development, legal and corporate finance.

(2) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420 and one-time asset impairments, as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Restructuring charges	$(10)	$(3)	$(40)	$(15)
Held for sale and other asset adjustments	—	—	—	(6)
Impairment charge associated with Russian operations	—	(2)	—	(4)
	$(10)	$(5)	$(40)	$(25)

(3) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income.

(4) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 along with a gain on sale of a restructured facility in the America's segment for three and twelve month ended September 30, 2023, as follows:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Restructuring related charges	$(2)	$(1)	$(8)	$(6)
Gain on sale of restructured facility	10	—	10	—
	$8	$(1)	$2	$(6)

(5) Other items include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Transaction costs	$—	$(1)	$(3)	$(8)
Brazil indirect tax recoveries	1	29	4	32
Non-recurring contract related settlement	—	(14)	—	(14)
One-time divestiture gain at an affiliate	4	—	4	—
Loss on sale / impairment of nonconsolidated partially-owned affiliates	—	(1)	(6)	(10)
Other	—	—	—	(4)
	$5	$13	$(1)	$(4)

Appendix

(6) The adjustments to cost of sales include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Purchase accounting amortization	$—	$—	$(1)	$(1)
Restructuring related charges	(1)	—	(5)	(4)
Brazil indirect tax recoveries	1	29	4	32
Other	—	—	—	(1)
	$—	$29	$(2)	$26

(7) The adjustments to selling, general and administrative costs include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Purchase accounting amortization	$(12)	$(12)	$(49)	$(51)
Gain on sale of restructured facility	10	—	10	—
Restructuring related charges	(1)	(1)	(1)	(1)
Transaction costs	—	(1)	(3)	(8)
Non-recurring contract related settlement	—	(14)	—	(14)
Other	—	—	—	(3)
	$(3)	$(28)	$(43)	$(77)

(8) The adjustments to equity income include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Purchase accounting amortization	$1	$1	$2	$2
Gain on sale of certain assets at affiliates in China	(4)	(7)	(4)	(7)
Restructuring related charges	—	—	2	1
(Gain) loss on sale / impairment of nonconsolidated partially-owned affiliates	—	1	6	10
Customer termination charge	—	7	—	7
	$(3)	$2	$6	$13

(9) The adjustments to net financing charges include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Premium paid on repurchase of debt	$—	$(4)	$(7)	$(38)
Write off of deferred financing charges upon repurchase of debt	—	(1)	(4)	(8)
Derivative loss on China transactions	—	—	—	(3)
Foreign exchange loss on intercompany loan in Russia	—	—	—	(3)
	$—	$(5)	$(11)	$(52)

Appendix

(10) The adjustments to other pension expense (income) include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Mark-to-market adjustment gain (loss)	$(19)	$3	$(19)	$7
One-time settlement and curtailment gain (loss)	—	—	(8)	(1)
	$(19)	$3	$(27)	$6

(11) The adjustments to income tax provision (benefit) include:

	Three Months Ended September 30,		Twelve Months Ended September 30,
(in millions)	2023	2022	2023	2022
Tax rate change	$—	$—	$—	$4
Brazil indirect tax recoveries	—	(7)	—	(4)
Valuation allowances	112	8	111	(4)
Amortization	1	1	6	7
Pension mark-to-market and settlement loss	1	—	3	—
Other reconciling items	1	(2)	3	(6)
	$115	$—	$123	$(3)

(12) Reflects the impacts of adjustments, primarily purchase accounting amortization and changes in income tax rates, on noncontrolling interests.